UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 2, 2011, Harbinger Group Inc. (the “Company”) issued a press release announcing that its majority-owned operating subsidiary, Spectrum Brands Holdings, Inc. (“SB Holdings”), completed the refinancing of an existing $680 million senior secured term loan at a lower interest rate. The refinancing will result in a pre-tax charge of approximately $43 million, of which nearly $36 million is non-cash, that will be reflected in the Company’s consolidated financial results for the six months ending April 3, 2011. A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.
On February 2, 2011, SB Holdings also issued a press release announcing the refinancing. A copy of the press release is furnished as Exhibit 99.2 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Harbinger Group Inc. Press Release, dated February 2, 2011*
99.2	Spectrum Brands Holdings, Inc. Press Release, dated February 2, 2011*

*	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: February 2, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer